Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	eric.boyer@ihs.com

IHS Inc. Reports Third Quarter 2014 Results

ENGLEWOOD, Colo. (September 18, 2014) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the third quarter ended August 31, 2014.

•	Revenue of $556 million, up 16 percent from the prior-year period

•	Total organic revenue growth of 5 percent, as normalized, anchored by 6 percent subscription organic revenue growth

•	Adjusted EBITDA of $174 million, up 21 percent from the prior-year period

•	Adjusted earnings per diluted share (Adjusted EPS) of $1.49, up 17 percent from the prior-year period

•	Free cash flow of $135 million, up 124 percent from the prior-year period

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Third Quarter and Year-to-Date 2014 Financial Performance

	Three months ended August 31,		Change		Nine months ended August 31,		Change
(in thousands, except percentages and per share data)	2014	2013	$	%	2014	2013	$	%
Revenue	$556,011	$480,288	$75,723	16%	$1,648,477	$1,280,956	$367,521	29%

Net income	$46,517	$23,362	$23,155	99%	$134,431	$90,923	$43,508	48%
Adjusted EBITDA	$174,441	$143,853	$30,588	21%	$503,349	$392,203	$111,146	28%

GAAP EPS	$0.68	$0.35	$0.33	94%	$1.95	$1.36	$0.59	43%
Adjusted EPS	$1.49	$1.27	$0.22	17%	$4.23	$3.61	$0.62	17%

Cash flow from operations	$167,476	$83,203	$84,273	101%	$542,450	$344,369	$198,081	58%
Free cash flow	$135,198	$60,228	$74,970	124%	$459,136	$278,958	$180,178	65%

“We are pleased with the solid progress on our commercial expansion initiatives this quarter as we continue to build our organic performance,” said Scott Key, IHS president and chief executive officer.  “The disciplined execution of our strategy is resulting in a consistent delivery of organic revenue growth, profit growth and margin expansion as we are also building new growth in our sales and product pipelines.”

“We continue to drive strong cash flows, delivering $586 million of free cash flow over the last 12 months, and we also drove solid margin expansion in the quarter,” said Todd Hyatt, IHS chief financial officer. “These attributes of our business model provide us with great operational and capital structure flexibility.”

Third Quarter and Year-to-Date 2014 Revenue Performance

Third quarter 2014 revenue increased 16 percent compared to the third quarter of 2013, and year-to-date 2014 revenue increased 29 percent compared to the same period in 2013. The components of revenue growth are described below by segment and in total.

	Increase in revenue
	Third quarter 2014 vs. third quarter 2013			Year-to-date 2014 vs. year-to-date 2013
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Organic	Acquisitive	Foreign Currency
Americas	2%	17%	—%	4%	34%	(1)%
EMEA	7%	2%	4%	7%	6%	3%
APAC	5%	2%	—%	3%	5%	—%
Total	3%	11%	1%	4%	24%	1%
* Excluding the effect of the BPVC engineering standard release in the third quarter of 2013, Americas organic revenue growth was 3 percent for the three months ended August 31, 2014 (4 percent for the nine months ended August 31, 2014), EMEA organic revenue growth was 8 percent for both the three and nine months ended August 31, 2014, APAC organic revenue growth was 6 percent for the three months ended August 31, 2014 (3 percent for the nine months ended August 31, 2014), and total organic revenue growth was 5 percent for both the three and nine months ended August 31, 2014.

The subscription-based business grew 6 percent organically in the third quarter of 2014 compared to the third quarter of 2013, as described in the following table.

	Three months ended August 31,		Percent change		Nine months ended August 31,		Percent change
(in thousands, except percentages)	2014	2013	Total	Organic	2014	2013	Total	Organic
Subscription revenue	$432,128	$365,025	18%	6%	$1,275,848	$986,675	29%	6%
Non-subscription revenue	123,883	115,263	7%	(5)%	372,629	294,281	27%	—%
Total revenue	$556,011	$480,288	16%	3%	$1,648,477	$1,280,956	29%	4%
* Excluding the effect of the BPVC engineering standard release in the third quarter of 2013, non-subscription organic revenue growth was 1 percent for the three months ended August 31, 2014 (2 percent for the nine months ended August 31, 2014), and total organic revenue growth was 5 percent for both the three and nine months ended August 31, 2014.

Third Quarter and Year-to-Date 2014 Segment Performance

On a consolidated basis, IHS continued to deliver solid organic revenue growth. Segment results were as follows:

•
Americas. Third quarter revenue for Americas increased $56 million, or 18 percent, to $363 million, and included 5 percent organic growth for the subscription-based business. Third quarter Adjusted EBITDA for Americas increased $11 million, or 9 percent, to $134 million. Third quarter operating income for Americas increased $19 million, or 26 percent, to $90 million.

Year-to-date revenue for Americas increased $297 million, or 37 percent, to $1.091 billion. Year-to-date Adjusted EBITDA for Americas increased $68 million, or 21 percent, to $392 million. Year-to-date operating income for Americas increased $48 million, or 23 percent, to $261 million.

Americas results for both the third quarter and year-to-date 2014 periods benefited from the inclusion of R. L. Polk.

•
EMEA. Third quarter revenue for EMEA increased $16 million, or 13 percent, to $138 million, and included 8 percent organic growth for the subscription-based business. Third quarter Adjusted EBITDA for EMEA increased $15 million, or 56 percent, to $41 million. Third quarter operating income for EMEA increased $15 million, or 78 percent, to $35 million. EMEA profit benefited from revenue growth and prior investment in scaled infrastructure.

Year-to-date revenue for EMEA increased $59 million, or 17 percent, to $404 million. Year-to-date Adjusted EBITDA for EMEA increased $36 million, or 47 percent, to $113 million. Year-to-date operating income for EMEA increased $38 million, or 67 percent, to $94 million.

•
APAC. Third quarter revenue for APAC increased $4 million, or 7 percent, to $54 million, and included 6 percent organic growth for the subscription-based business. Third quarter Adjusted EBITDA for APAC increased $3 million, or 30 percent, to $13 million. Third quarter operating income for APAC increased $2 million, or 18 percent, to $11 million.

Year-to-date revenue for APAC increased $12 million, or 8 percent, to $154 million. Year-to-date Adjusted EBITDA for APAC increased $6 million, or 21 percent, to $37 million. Year-to-date operating income for APAC increased $5 million, or 16 percent, to $34 million.

Outlook (forward-looking statement)

For the year ending November 30, 2014, IHS expects:

•	Revenue in a range of $2.225 billion to $2.235 billion, including 6 percent organic growth on the subscription base;

•	Adjusted EBITDA in a range of $685 million to $695 million; and

•	Adjusted EPS in a range of $5.70 to $5.80 per diluted share.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss third quarter 2014 results on September 18, 2014, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures.

IHS Forward-Looking Statements:
This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” "estimate," "expect," “continue,” "strategy," "future," "likely," "may," “might,” "should," "will," the negative of these terms and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to net income, net income per share, and expected operating results, such as revenue growth and earnings.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to successfully manage risks associated with changes in demand for our products and services as well as changes in our targeted industries; our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures, and changes in laws and regulations governing our business; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services; our ability to successfully identify and integrate acquisitions into our existing businesses and manage risks associated therewith; and the other factors described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS Inc. (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs approximately 8,000 people in 31 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2014 IHS Inc. All rights reserved.

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	August 31, 2014	November 30, 2013
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$261,813	$258,367
Accounts receivable, net	365,591	459,263
Deferred subscription costs	50,535	49,327
Deferred income taxes	72,843	70,818
Other	60,965	43,065
Total current assets	811,747	880,840
Non-current assets:
Property and equipment, net	281,952	245,566
Intangible assets, net	1,100,556	1,144,464
Goodwill	3,141,342	3,065,181
Other	17,195	23,562
Total non-current assets	4,541,045	4,478,773
Total assets	$5,352,792	$5,359,613
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$218,793	$395,527
Accounts payable	47,111	57,001
Accrued compensation	86,418	89,460
Accrued royalties	27,729	36,289
Other accrued expenses	108,800	98,187
Income tax payable	35,330	9,961
Deferred revenue	613,134	560,010
Total current liabilities	1,137,315	1,246,435
Long-term debt	1,681,483	1,779,065
Accrued pension and postretirement liability	30,336	27,191
Deferred income taxes	338,336	361,267
Other liabilities	54,152	38,692
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 69,127,957 and 67,901,101 shares issued, and 68,172,435 and 67,382,298 shares outstanding at August 31, 2014 and November 30, 2013, respectively	691	679
Additional paid-in capital	915,562	788,670
Treasury stock, at cost: 955,522 and 518,803 shares at August 31, 2014 and November 30, 2013, respectively	(97,227)	(45,945)
Retained earnings	1,354,951	1,220,520
Accumulated other comprehensive loss	(62,807)	(56,961)
Total stockholders’ equity	2,111,170	1,906,963
Total liabilities and stockholders’ equity	$5,352,792	$5,359,613

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2014	2013	2014	2013
Revenue	$556,011	$480,288	$1,648,477	$1,280,956
Operating expenses:
Cost of revenue (includes stock-based compensation expense of $2,906; $2,649; $6,277 and $5,625 for the three and nine months ended August 31, 2014 and 2013, respectively)	219,208	198,279	657,078	530,778
Selling, general and administrative (includes stock-based compensation expense of $44,821; $41,584; $121,446 and $109,169 for the three and nine months ended August 31, 2014 and 2013, respectively)	211,285	179,344	612,645	465,182
Depreciation and amortization	50,568	42,431	149,347	107,787
Restructuring charges	2,368	3,264	6,403	11,283
Acquisition-related costs	—	14,499	1,017	18,059
Net periodic pension and postretirement expense (income)	(1,328)	2,242	4,342	6,724
Other expense, net	132	803	1,440	3,733
Total operating expenses	482,233	440,862	1,432,272	1,143,546
Operating income	73,778	39,426	216,205	137,410
Interest income	251	232	737	879
Interest expense	(12,295)	(16,072)	(42,150)	(28,356)
Non-operating expense, net	(12,044)	(15,840)	(41,413)	(27,477)
Income from continuing operations before income taxes	61,734	23,586	174,792	109,933
Provision for income taxes	(15,217)	(116)	(40,361)	(18,909)
Income from continuing operations	46,517	23,470	134,431	91,024
Loss from discontinued operations, net	—	(108)	—	(101)
Net income	$46,517	$23,362	$134,431	$90,923

Basic earnings per share:
Income from continuing operations	$0.68	$0.35	$1.97	$1.38
Loss from discontinued operations, net	$—	$—	$—	$—
Net income	$0.68	$0.35	$1.97	$1.38
Weighted average shares used in computing basic earnings per share	68,269	66,650	68,100	66,112

Diluted earnings per share:
Income from continuing operations	$0.68	$0.35	$1.95	$1.36
Loss from discontinued operations, net	$—	$—	$—	$—
Net income	$0.68	$0.35	$1.95	$1.36
Weighted average shares used in computing diluted earnings per share	68,911	67,326	68,810	66,843

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended August 31,
	2014	2013
Operating activities:
Net income	$134,431	$90,923
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	149,347	107,787
Stock-based compensation expense	127,723	114,794
Impairment of assets	—	1,629
Excess tax benefit from stock-based compensation	(11,609)	(12,405)
Net periodic pension and postretirement expense	4,342	6,724
Pension and postretirement contributions	(2,080)	(12,601)
Deferred income taxes	8,337	(37,756)
Change in assets and liabilities:
Accounts receivable, net	93,234	43,662
Other current assets	(11,490)	3,319
Accounts payable	(9,682)	(14,442)
Accrued expenses	(2,878)	(371)
Income tax payable	16,281	32,700
Deferred revenue	43,465	21,567
Other liabilities	3,029	(1,161)
Net cash provided by operating activities	542,450	344,369
Investing activities:
Capital expenditures on property and equipment	(83,314)	(65,411)
Acquisitions of businesses, net of cash acquired	(133,938)	(1,481,288)
Intangible assets acquired	(714)	—
Change in other assets	3,846	(5,590)
Settlements of forward contracts	1,345	2,853
Net cash used in investing activities	(212,775)	(1,549,436)
Financing activities:
Proceeds from borrowings	165,000	1,375,000
Repayment of borrowings	(439,317)	(128,648)
Payment of debt issuance costs	—	(17,360)
Excess tax benefit from stock-based compensation	11,609	12,405
Proceeds from the exercise of employee stock options	—	549
Repurchases of common stock	(51,282)	(87,512)
Net cash provided by (used in) financing activities	(313,990)	1,154,434
Foreign exchange impact on cash balance	(12,239)	(23,380)
Net increase (decrease) in cash and cash equivalents	3,446	(74,013)
Cash and cash equivalents at the beginning of the period	258,367	345,008
Cash and cash equivalents at the end of the period	$261,813	$270,995

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three months ended August 31,		Percent change		Nine months ended August 31,		Percent change
	2014	2013	Total	Organic	2014	2013	Total	Organic
Revenue by segment:
Americas	$363,449	$307,281	18%	2%	$1,090,656	$794,072	37%	4%
EMEA	138,120	122,247	13%	7%	403,828	344,662	17%	7%
APAC	54,442	50,760	7%	5%	153,993	142,222	8%	3%
Total revenue	$556,011	$480,288	16%	3%	$1,648,477	$1,280,956	29%	4%

Revenue by transaction type:
Subscription	$432,128	$365,025	18%	6%	$1,275,848	$986,675	29%	6%
Non-subscription	123,883	115,263	7%	(5)%	372,629	294,281	27%	—%
Total revenue	$556,011	$480,288	16%	3%	$1,648,477	$1,280,956	29%	4%

Revenue by product category:
Resources	$229,107	$218,345	5%	6%	$690,477	$630,541	10%	6%
Industrials	185,267	119,149	55%	6%	538,336	245,997	119%	3%
Horizontal products	141,637	142,794	(1)%	(3)%	419,664	404,418	4%	3%
Total revenue	$556,011	$480,288	16%	3%	$1,648,477	$1,280,956	29%	4%

Excluding the effect of the BPVC engineering standard release in the third quarter of 2013 results in the following organic revenue growth percentages:

•	Americas organic revenue growth was 3 percent for the three months ended August 31, 2014 and 4 percent for the nine months ended August 31, 2014;

•	EMEA organic revenue growth was 8 percent for both the three and nine months ended August 31, 2014;

•	APAC organic revenue growth was 6 percent for the three months ended August 31, 2014 and 3 percent for the nine months ended August 31, 2014;

•	Non-subscription organic revenue growth was 1 percent for the three months ended August 31, 2014 and 2 percent for the nine months ended August 31, 2014;

•	Horizontal products organic revenue growth was 2 percent for the three months ended August 31, 2014 and 4 percent for the nine months ended August 31, 2014; and

•	Total organic revenue growth was 5 percent for both the three and nine months ended August 31, 2014.

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended August 31,		Nine months ended August 31,
	2014	2013	2014	2013
Net income	$46,517	$23,362	$134,431	$90,923
Interest income	(251)	(232)	(737)	(879)
Interest expense	12,295	16,072	42,150	28,356
Provision for income taxes	15,217	116	40,361	18,909
Depreciation	17,361	12,964	49,241	33,695
Amortization related to acquired intangible assets	33,207	29,467	100,106	74,092
EBITDA (1)(6)	$124,346	$81,749	$365,552	$245,096
Stock-based compensation expense	47,727	44,233	127,723	114,794
Restructuring charges	2,368	3,264	6,403	11,283
Acquisition-related costs	—	14,499	1,017	18,059
Impairment of assets	—	—	—	1,629
Loss on sale of assets	—	—	2,654	1,241
Loss from discontinued operations, net	—	108	—	101
Adjusted EBITDA (2)(6)	$174,441	$143,853	$503,349	$392,203

	Three months ended August 31,		Nine months ended August 31,
	2014	2013	2014	2013
Net income	$46,517	$23,362	$134,431	$90,923
Stock-based compensation expense	47,727	44,233	127,723	114,794
Amortization related to acquired intangible assets	33,207	29,467	100,106	74,092
Restructuring charges	2,368	3,264	6,403	11,283
Acquisition-related costs	—	14,499	1,017	18,059
Impairment of assets	—	—	—	1,629
Loss on sale of assets	—	—	2,654	1,241
Loss from discontinued operations, net	—	108	—	101
Income tax effect on adjusting items	(27,220)	(29,428)	(80,953)	(71,067)
Adjusted net income (3)	$102,599	$85,505	$291,381	$241,055
Adjusted EPS (4)(6)	$1.49	$1.27	$4.23	$3.61
Weighted average shares used in computing Adjusted EPS	68,911	67,326	68,810	66,843

	Three months ended August 31,		Nine months ended August 31,
	2014	2013	2014	2013
Net cash provided by operating activities	$167,476	$83,203	$542,450	$344,369
Capital expenditures on property and equipment	(32,278)	(22,975)	(83,314)	(65,411)
Free cash flow (5)(6)	$135,198	$60,228	$459,136	$278,958

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three months ended August 31, 2014
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$90,178	$35,166	$10,587	$(62,153)	$73,778
Adjustments:
Stock-based compensation expense	—	—	—	47,727	47,727
Depreciation and amortization	41,846	5,057	2,317	1,348	50,568
Restructuring charges	1,563	734	71	—	2,368
Adjusted EBITDA	$133,587	$40,957	$12,975	$(13,078)	$174,441

	Three months ended August 31, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$71,366	$19,788	$8,967	$(60,695)	$39,426
Adjustments:
Stock-based compensation expense	—	—	—	44,233	44,233
Depreciation and amortization	34,368	5,666	558	1,839	42,431
Restructuring charges	2,255	590	419	—	3,264
Acquisition-related costs	14,369	130	—	—	14,499
Adjusted EBITDA	$122,358	$26,174	$9,944	$(14,623)	$143,853

	Nine months ended August 31, 2014
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$261,375	$94,226	$33,587	$(172,983)	$216,205
Adjustments:
Stock-based compensation expense	—	—	—	127,723	127,723
Depreciation and amortization	124,414	16,162	3,405	5,366	149,347
Restructuring charges	3,335	2,675	393	—	6,403
Acquisition-related costs	696	321	—	—	1,017
Loss on sale of assets	2,654	—	—	—	2,654
Adjusted EBITDA	$392,474	$113,384	$37,385	$(39,894)	$503,349

	Nine months ended August 31, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$213,014	$56,259	$28,964	$(160,827)	$137,410
Adjustments:
Stock-based compensation expense	—	—	—	114,794	114,794
Depreciation and amortization	83,833	17,057	1,495	5,402	107,787
Restructuring charges	8,316	2,527	440	—	11,283
Acquisition-related costs	17,767	292	—	—	18,059
Impairment of assets	1,629	—	—	—	1,629
Loss on sale of assets	—	1,241	—	—	1,241
Adjusted EBITDA	$324,559	$77,376	$30,899	$(40,631)	$392,203

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, pension mark-to-market and settlement expense, and income or loss from discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, pension mark-to-market and settlement expense, and income or loss from discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.